EXHIBIT 99.1

Stride reports third quarter 2026 financial results

RESTON, Va., April 28, 2026 (GLOBE NEWSWIRE) -- Stride, Inc. (NYSE: LRN), one of the nation’s most successful technology-based education companies, today announced its results for the third quarter of fiscal year 2026 ended March 31, 2026.

Third Quarter Fiscal 2026 Highlights Compared to 2025

  Revenue of $629.9 million, compared with $613.4 million
  Income from operations of $129.1 million, compared with $130.8 million
  Net income of $88.5 million, compared with $99.3 million
  Diluted net income per share of $1.93, compared with $2.02
  Adjusted operating income of $140.4 million, compared with $141.7 million (1)
  Adjusted EBITDA of $171.3 million, compared with $168.3 million (1)
  Adjusted earnings per share of $2.30, compared with $2.33 (1)

Third Quarter Fiscal 2026 Summary Financial Metrics

	Three Months Ended March 31,		Change 2026/2025
	2026	2025	$	%
	(In thousands, except percentages and per share data)
Revenues	$629,873	$613,376	$16,497	2.7%

Income from operations	129,080	130,786	(1,706)	(1.3%)
Adjusted operating income (1)	140,424	141,744	(1,320)	(0.9%)

Net income	88,527	99,346	(10,819)	(10.9%)
Net income per share, diluted	1.93	2.02	(0.09)	(4.5%)
Adjusted earnings per share (1)	2.30	2.33	(0.03)	(1.3%)

EBITDA (1)	161,676	159,727	1,949	1.2%
Adjusted EBITDA (1)	171,250	168,275	2,975	1.8%

(1)  To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share. Management believes that these additional measures provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Nine Month Fiscal 2026 Highlights Compared to 2025

  Revenue of $1,882.0 million, compared with $1,751.7 million
  Income from operations of $344.9 million, compared with $303.2 million
  Net income of $256.8 million, compared with $236.6 million
  Diluted net income per share of $5.39, compared with $4.95
  Adjusted operating income of $380.6 million, compared with $335.7 million (1)
  Adjusted EBITDA of $467.8 million, compared with $412.6 million (1)
  Adjusted earnings per share of $6.22, compared with $5.83 (1)

Nine Month Fiscal 2026 Summary Financial Metrics

	Nine Months Ended March 31,		Change 2026/2025
	2026	2025	$	%
	(In thousands, except percentages and per share data)
Revenues	$1,882,017	$1,751,670	$130,347	7.4%

Income from operations	344,915	303,229	41,686	13.7%
Adjusted operating income (1)	380,559	335,673	44,886	13.4%

Net income	256,804	236,621	20,183	8.5%
Net income per share, diluted	5.39	4.95	0.44	8.9%
Adjusted earnings per share (1)	6.22	5.83	0.39	6.7%

EBITDA (1)	437,698	387,699	49,999	12.9%
Adjusted EBITDA (1)	467,761	412,621	55,140	13.4%

Revenue Data

	Three Months Ended				Nine Months Ended
	March 31,		Change 2026 / 2025		March 31,		Change 2026 / 2025
	2026	2025	$	%	2026	2025	$	%
	(In thousands, except percentages)

General Education	$357,463	$370,821	$(13,358)	(3.6%)	$1,061,976	$1,054,542	$7,434	0.7%
Career Learning
Middle - High School	259,520	223,868	35,652	15.9%	776,610	635,832	140,778	22.1%
Adult	12,890	18,687	(5,797)	(31.0%)	43,431	61,296	(17,865)	(29.1%)
Total Career Learning	272,410	242,555	29,855	12.3%	820,041	697,128	122,913	17.6%
Total Revenues	$629,873	$613,376	$16,497	2.7%	$1,882,017	$1,751,670	$130,347	7.4%

Enrollment and Revenue Per Enrollment Data

Third quarter enrollments were 244.5K, up 1.8% compared to 240.2K enrollments in the third quarter of fiscal year 2025. Of the total enrollments, 110.1K were Career Learning enrollments, up 11.6% compared to 98.7K Career Learning enrollments in the third quarter of fiscal 2025.

Enrollments only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, and instructional and support services, inclusive of administrative support and may include enrollments for which Stride receives no public funding or revenue. Stride does not report enrollments for our Adult Learning business.

Revenue per enrollment for the third quarter was $2,485, up 2.9% compared to $2,415 in the third quarter of fiscal year 2025. General Education revenue per enrollment was $2,590, up 2.9% compared to the third quarter of fiscal year 2025, and Career Learning revenue per enrollment was $2,356, up 3.8%, compared to the third quarter of fiscal year 2025.

Cash Flow and Capital Allocation

As of March 31, 2026, the Company’s cash and cash equivalents and marketable securities totaled $856.0 million, compared with $1,011.4 million reported at June 30, 2025.

Capital expenditures for the three months ended March 31, 2026 were $18.5 million, compared to $15.8 million in the three months ended March 31, 2025, and were comprised of $0.5 million of property and equipment, $12.8 million of capitalized software development and $5.2 million of capitalized curriculum development.

Fiscal Year 2026 Outlook

The Company is narrowing its revenue, adjusted income, and capital expenditures forecast for the full fiscal year 2026:

  Revenue in the range of $2.490 billion to $2.520 billion.
  Capital expenditures in the range of $75 million to $80 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 24% to 25%.
  Adjusted operating income in the range of $490 million to $500 million. (1)

(1) In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward-Looking Statements below.

Conference Call

The Company will discuss its third quarter of fiscal year 2026 financial results during a conference call scheduled for Tuesday, April 28, 2026 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at investors.stridelearning.com/events-and-presentations. To participate in the live call, investors and analysts should dial (800) 715-9871 (domestic) or +1 (646) 307-1963 (international) and provide the conference ID number 8901384. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at investors.stridelearning.com/events-and-presentations.

About Stride Inc.

Stride Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

Investor Contact ir@k12.com	Media Contact press@k12.com

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including FY 2026 outlook. We have tried, whenever possible, to identify these forward-looking statements using words such as “outlook,” “forecasts,” “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends,” “should,” “would” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model or meet guidance; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve, our vendors, or us to comply with our contracts, or federal, state and local laws and regulations, resulting in a loss of funding, an obligation to repay funds previously received, contractual remedies, or actions or proceedings against us; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve, including due to the evolution of curriculum standards, testing programs and state accountability metrics; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction or termination in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies (including artificial intelligence) and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud systems and facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; failure to prevent or mitigate a cybersecurity incident that affects our systems; problems in the implementation of new IT systems and technology; failure by us or third parties to maintain and support information technology systems, including addressing quality issues and timely delivering new products and enhancements; risks related to artificial intelligence; and other risks and uncertainties associated with our business described in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three and nine months ended March 31, 2026 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s Investor Relations website at investors.stridelearning.com.

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
	(In thousands except share and per share data)
Revenues	$629,873	$613,376	$1,882,017	$1,751,670
Instructional costs and services	398,308	364,086	1,148,699	1,046,670
Gross margin	231,565	249,290	733,318	705,000
Selling, general, and administrative expenses	102,485	118,504	388,403	401,771
Income from operations	129,080	130,786	344,915	303,229
Interest expense, net	(3,001)	(2,787)	(8,889)	(7,810)
Other income (expense), net	(5,338)	7,360	811	23,469
Income before income taxes and loss from equity method investments	120,741	135,359	336,837	318,888
Income tax expense	(31,545)	(35,450)	(79,934)	(80,088)
Loss from equity method investments	(669)	(563)	(99)	(2,179)
Net income attributable to common stockholders	$88,527	$99,346	$256,804	$236,621
Net income attributable to common stockholders per share:
Basic	$2.09	$2.31	$5.98	$5.50
Diluted	$1.93	$2.02	$5.39	$4.95
Weighted average shares used in computing per share amounts:
Basic	42,330,276	43,092,682	42,925,740	42,992,727
Diluted	45,835,843	49,181,728	47,607,602	47,798,923

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2026	2025
		(audited)
ASSETS	(In thousands except share and per share data)

Current assets
Cash and cash equivalents	$614,047	$782,497
Accounts receivable, net of allowance of $33,132 and $31,124	854,874	559,646
Inventories, net	21,501	37,570
Prepaid expenses	64,573	35,579
Marketable securities	191,793	202,769
Other current assets	12,002	14,673
Total current assets	1,758,790	1,632,734
Property and equipment, net	103,281	78,582
Capitalized software, net	82,653	75,314
Capitalized curriculum development costs, net	62,444	58,584
Intangible assets, net	12,646	18,227
Goodwill	246,676	246,676
Deferred tax asset	—	26,377
Deposits and other assets	180,446	157,465
Total assets	$2,446,936	$2,293,959
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$45,090	$43,962
Accrued liabilities	96,775	103,276
Accrued compensation and benefits	60,449	74,939
Deferred revenue	19,118	26,995
Current portion of finance lease liability	58,499	42,316
Current portion of operating lease liability	3,239	11,391
Total current liabilities	283,170	302,879
Long-term finance lease liability	59,297	44,567
Long-term operating lease liability	8,807	35,164
Long-term debt	417,579	416,322
Deferred tax liability	17,503	—
Other long-term liabilities	18,655	15,408
Total liabilities	805,011	814,340
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 49,133,813 and 48,852,419 shares issued; and 42,526,280 and 43,517,676 shares outstanding, respectively	4	4
Additional paid-in capital	729,851	735,711
Accumulated other comprehensive loss	(59)	(67)
Retained earnings	1,103,257	846,453
Treasury stock of 6,607,533 and 5,334,743 shares at cost, respectively	(191,128)	(102,482)
Total stockholders’ equity	1,641,925	1,479,619
Total liabilities and stockholders' equity	$2,446,936	$2,293,959

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	March 31,
	2026	2025
	(In thousands)
Cash flows from operating activities
Net income	$256,804	$236,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	92,783	84,470
Stock-based compensation expense	30,063	24,922
Deferred income taxes	45,622	5,655
Provision for credit losses	10,689	13,357
Amortization of fees on debt	1,257	1,238
Noncash operating lease expense	4,541	9,230
Other	11,877	1,712
Changes in assets and liabilities:
Accounts receivable	(305,903)	(240,429)
Inventories, prepaid expenses, deposits and other current and long-term assets	11,606	(3,643)
Accounts payable	1,249	(528)
Accrued liabilities	(8,768)	8,463
Accrued compensation and benefits	(14,275)	4,149
Operating lease liability	(15,950)	(9,583)
Deferred revenue and other liabilities	(4,632)	(1,142)
Net cash provided by operating activities	116,963	134,492
Cash flows from investing activities
Purchase of property and equipment	(587)	(1,350)
Capitalized software development costs	(37,471)	(28,605)
Capitalized curriculum development costs	(18,156)	(15,451)
Other acquisitions, loans and investments, net of distributions	(54,342)	(1,681)
Proceeds from the maturity of marketable securities	213,886	221,530
Purchases of marketable securities	(222,643)	(227,786)
Net cash used in investing activities	(119,313)	(53,343)
Cash flows from financing activities
Repayments on finance lease obligations	(41,277)	(29,957)
Purchase of treasury stock	(88,645)	-
Repurchase of restricted stock for income tax withholding	(36,178)	(20,672)
Net cash used in financing activities	(166,100)	(50,629)
Net change in cash, cash equivalents and restricted cash	(168,450)	30,520
Cash, cash equivalents and restricted cash, beginning of period	782,497	500,614
Cash, cash equivalents and restricted cash, end of period	$614,047	$531,134

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of March 31st:
Cash and cash equivalents	$614,047	$528,547
Other current assets (restricted cash)	—	476
Deposits and other assets (restricted cash)	—	2,111
Total cash, cash equivalents and restricted cash	$614,047	$531,134

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, adjusted EBITDA, and adjusted earnings per share, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for amortization of intangible assets, stock-based compensation, and other one-time charges or gains.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization, stock-based compensation, and other one-time charges or gains.
  Adjusted earnings per share (adjusted EPS) is defined as net income (loss) attributable to common stockholders as adjusted for the amortization of intangible assets, stock-based compensation, and other one-time charges or gains net of tax impact divided by the diluted weighted average number of common shares outstanding less the shares expected to be received for the capped call transaction related to Stride’s convertible senior notes.

Adjusted operating income (loss), adjusted EBITDA, and adjusted EPS exclude stock-based compensation, which consists of expenses for restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss), adjusted EBITDA and adjusted EPS remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted operating income (loss), adjusted EBITDA and adjusted earnings per share remove one-time charges or gains which are not related to core operating activities and are not indicative of our ongoing operating performance. Additionally, adjusted EPS includes the impact from shares expected to be received by the Company to offset potential dilution from the convertible senior notes. EBITDA and adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist in comparing the Company’s performance on a consistent basis; and
  in presentations to the members of the Company’s Board of Directors to enable the Board to review the same measures used by management to compare the Company’s current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although these non-GAAP financial measures are used to assess the performance of the business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items included and/or not included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and diluted net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below.

Third Quarter Fiscal Year 2026

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
	(In thousands)
Income from operations	$129,080	$130,786	$344,915	$303,229
Amortization of intangible assets	1,770	2,410	5,581	7,522
Stock-based compensation expense	9,574	8,548	30,063	24,922
Adjusted operating income	$140,424	$141,744	$380,559	$335,673

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
	(In thousands)
Net income	$88,527	$99,346	$256,804	$236,621
Interest expense, net	3,001	2,787	8,889	7,810
Other (income) expense, net	5,338	(7,360)	(811)	(23,469)
Income tax expense	31,545	35,450	79,934	80,088
Loss from equity method investments	669	563	99	2,179
Depreciation and amortization	32,596	28,941	92,783	84,470
EBITDA	161,676	159,727	437,698	387,699
Stock-based compensation expense	9,574	8,548	30,063	24,922
Adjusted EBITDA	$171,250	$168,275	$467,761	$412,621

Reconciliation of Net Income Attributable to Common Shareholders and Diluted Net Income Per Share to Adjusted Earnings Per Share

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
	(In thousands)
Net income attributable to common stockholders	$88,527	$99,346	$256,804	$236,621
Amortization of intangible assets	1,770	2,410	5,581	7,522
Stock-based compensation expense	9,574	8,548	30,063	24,922
Income tax effect from adjustments above	(942)	(617)	(11,749)	(6,132)
Adjusted net income attributable to common stockholders	$98,929	$109,687	$280,699	$262,933

Share computation:
Weighted average common shares — diluted	45,835,843	49,181,728	47,607,602	47,798,923
Effect of capped call transactions	(2,764,425)	(2,092,035)	(2,481,111)	(2,669,924)
Adjusted weighted average common shares — diluted	43,071,418	47,089,693	45,126,491	45,128,999
Adjusted earnings per share	$2.30	$2.33	$6.22	$5.83

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
	(per share)
Diluted net income per share	$1.93	$2.02	$5.39	$4.95
Amortization of intangible assets	0.04	0.05	0.12	0.16
Stock-based compensation expense	0.21	0.17	0.64	0.52
Income tax effect from adjustments above	(0.02)	(0.01)	(0.25)	(0.13)
Effect of capped call transactions	0.14	0.10	0.32	0.33
Adjusted earnings per share	$2.30	$2.33	$6.22	$5.83

Fiscal Year 2026 Outlook

Reconciliation of Income from Operations to Adjusted Operating Income (unaudited)

	Year Ended June 30, 2026
	Low	High

Income from operations	$443.0	$450.0
Stock-based compensation expense	40.0	42.0
Amortization of intangible assets	7.0	8.0
Adjusted operating income	$490.0	$500.0